                                                                  EXHIBIT 10.38


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "AGREEMENT") is entered into as of February 27, 1998, between Integrated Technology Holdings Corp., a Delaware corporation, having its principal place of business at 14000 Northwest 4th Street, Sunrise, Florida 33325 (the "COMPANY"), and Gideon Vaisman, an individual residing at 22 Woodland Drive, Tenafly, New Jersey 07670 (the "EMPLOYEE").

                              W I T N E S S E T H:

         WHEREAS, Integrated Technology Corp. ("ITC"), a New Jersey corporation, and the Employee, the owner of all the outstanding capital stock of ITC, on the one hand, and Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at 14000 Northwest 4th Street, Sunrise, Florida 33325 ("KELLSTROM"), and the Company, a wholly-owned subsidiary of Kellstrom, on the other hand, have entered into a Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which Kellstrom has agreed to acquire, through the Company, substantially all of the assets of ITC;

         WHEREAS, the Employee is a principal executive of ITC with unique and special skills, and as a material inducement to Kellstrom to enter into the Purchase Agreement, the Employee has agreed to be employed by the Company pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Employee hereby agree as follows:

         1. DEFINITIONS.

         (a) The "BOARD" shall mean the Board of Directors of the Company.

         (b) The "EFFECTIVE DATE" shall mean the date that the transactions contemplated by the Purchase Agreement are consummated, it being understood and agreed that this Agreement and all of the obligations of each of the parties hereto shall terminate and be of no force or effect in the event that such transactions are not consummated.

         (c) The "EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

         (d) The "EXECUTIVE COMMITTEE" shall mean the Executive Committee of the Board of Directors of Kellstrom.

         (e) "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless earlier terminated under Section 5 below.

         3. TERMS OF EMPLOYMENT.

         (a) POSITION AND DUTIES. During the Employment Period the Employee shall serve as a Senior Vice President of the Company. The Employee shall perform such duties as the Board or Chief Executive Officer of the Company shall from time to time determine, consistent with his position as a Senior Vice President. In the performance of his duties, the Employee shall comply with the stated policies of the Company.

         (b) RELOCATION. The principal place of employment of the Employee initially shall be at 776 Grand Avenue, Ridgefield, New Jersey. The Company may relocate all or part of its operations to a location outside of New Jersey following the Closing of the Purchase Agreement, in which case, it shall provide the Principal during the term of the Employment Agreement (including any renewals thereof) with a New Jersey office and support personnel commensurate with his operational needs.

         (c) COMPENSATION.

             (i) BASE SALARY. The Employee's annual salary (the "SALARY") shall be at the rate of $200,000 per annum, payable twice monthly, for the duration of the Employee's employment hereunder. During the Employment Period, the Employee's Salary may be reviewed and changed by the Board of Directors at its sole discretion; however, the Company shall not pay the Employee a Salary less than such amount during the Employment Period.

             (ii) ANNUAL COMPANY BONUS. Subject to paragraph (F) below, for each calendar year commencing with the year ending December 31, 1998, during which the Employee is employed by the Company:

             (A) if Kellstrom has Net Income (as hereinafter defined) for such year of an amount equal to Kellstrom's target net income as determined in the sole discretion of the Board of Directors of Kellstrom (or the Executive Committee) for such year (the "TARGET"), the Employee shall be entitled to a bonus in the amount equal to $100,000.

             (B) if Kellstrom has Net Income for such year more than the Target and less than 150% of the Target, the Employee shall be entitled to a bonus as calculated below:

              B =  $100,000 + [$100,000  x  (NI  -  T)]
                                            ----------
                                                 T
             where:

             B = the bonus earned in such year.

             T = the Target for such year.

             NI = the actual Net Income of Kellstrom for such year as
                   determined in accordance with GAAP.

             (C) if Kellstrom has Net Income for such year of 150% of the Target or more, the Employee shall be entitled to a bonus of $150,000.

             (D) if Kellstrom has Net Income for such year of less than 50% of the Target, the Employee shall not be entitled to a bonus.

             (E) if Kellstrom has Net Income for such year of at least 50% of the Target but less than the Target, the Employee shall be entitled to a bonus as calculated below:

             B  =  $100,000  - [$100,000  x  2  X  (T - NI)]
                                             --------------
                                                        T

             where:

             B = the bonus earned in such year.

             T = the Target for such year.

             NI= the actual Net Income of Kellstrom for such year as determined in accordance with GAAP.

             (F) for any calendar year regarding which the Employee is entitled to a Bonus under the foregoing provisions of this clause (ii) but during which year the Employee did not work the entire calendar year, the Employee shall be entitled to a Bonus equal to the product of the Bonus, as calculated under the foregoing provisions, multiplied by a fraction, the numerator of which is the number of months during such calendar year that the Employee was employed with the Company and the denominator of which is twelve.

         (d) STOCK OPTIONS. Under the terms of the Option Agreement, in the form attached hereto as EXHIBIT A, as soon as practicable following the Effective Date, the Company shall issue to the Employee options to purchase 150,000 shares of Kellstrom's common stock, which options shall be exercisable at a price equal to the average closing price of the Kellstrom common stock on the five trading days prior to the date hereof and which shall vest with the Employee over three years in three equal annual installments.

         (e) BENEFITS. In addition to the compensation payable to the Employee as set forth in Section 3(c) above, during the Employment Period the Employee shall be eligible for similar health insurance, pension plan, incentive, stock option grants, savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs on or after the Effective Date applicable generally to the executive vice presidents of Kellstrom.

         (f) VACATION. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other executive vice presidents of Kellstrom; PROVIDED that the Employee shall be entitled to a minimum of three
(3) weeks of paid vacation per full calendar year (pro rated if the Employee serves for less than the full calendar year).

         (g) HOLIDAYS AND SICK LEAVE. The Employee shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Employee shall be entitled to six days paid sick leave per year. Unused sick leave days may not be carried over to the following calendar year or years.

         (h) AUTOMOBILE. During the Employment Period, the Company shall make available to the Employee the current Mercedes Benz 400 SEL automobile used by the Employee through the termination of the current lease agreement covering such automobile. Following the termination of such lease, during the Employment Period, the Company shall make available to the Employee an automobile similar to the automobiles currently made available to other executive vice presidents of Kellstrom, and the Company shall pay or reimburse the Employee for all expenses of insurance, maintenance and operation of such automobile.

         (i) EXPENSES. The Company shall pay or reimburse the Employee for reasonable expenses incurred or paid by him during the Employment Period in the performance of his services under this Agreement upon presentation of expense statements or such other supporting information as may be required for other officers of Kellstrom in accordance with Kellstrom's policy.

         4. EMPLOYEE'S OBLIGATIONS AND REPRESENTATIONS; INDEMNITY.

         (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

         (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering exclusive service to the Company during the Employment Period. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made and will not make during the Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

         (c) The Company shall indemnify and hold harmless the Employee from all claims, losses, liabilities, damages and causes of action relating to or arising out of the Employee's performance, duties and responsibilities to, for, or on behalf of the Company to the extent provided by the Company's certificate of incorporation and by-laws.

         (d) All transactions between the Company and FSI shall be approved by an officer of Kellstrom Industries, Inc.

         5. TERMINATION.

         (a) DEATH. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the Employee's death, the Employee's legal representative shall be entitled to receive (i) the Employee's full Salary through the last day of the month in which his death occurs, payable as and when such Salary would otherwise have been payable to the Employee, (ii) an amount equal to the Employee's Annual Company Bonus, pro rated through the date of the Employee's death in accordance with Section 3(c)(ii)(F), payable when such bonus would otherwise have been paid to the Employee and (iii) the reimbursement of reasonable expenses incurred by the Employee prior to his death.

         (b) DISABILITY. If the Company, in consultation with an independent physician, determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of two consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 30-day notice period. For purposes of this Agreement, "DISABILITY" shall mean a physical or mental condition which, two months after its commencement, is determined by an independent physician selected by the Company to be a total and permanent condition which substantially prevents Employee from performing the services to be provided by him hereunder. The

Employee shall be entitled to all compensation and benefits provided for under this Agreement during the two-month waiting period for the disability determination and during the 30-day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination, including, without limitation, an amount equal to the Employee's annual Company Bonus, pro rated through the date of termination in accordance with Section 3(c)(ii)(F), payable when such bonus would otherwise have been paid to the Employee.

         (c) CAUSE. During the Employment Period, the Company may terminate the Employee's employment for "cause" as defined below. For purposes of this Agreement, "CAUSE" shall mean:

             (i) an act or acts of fraud, embezzlement or any other act that would constitute a felony under the laws of the state of Florida taken by the Employee;

             (ii) repeated violations by the Employee of his obligations under
Section 4(a) of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations or a breach by the Employee of his representations or obligations under any of Section 4(b), 6, 7 or 8 of this Agreement;

             (iii) the indictment of the Employee of a crime, where the Company reasonably believes it would impair the Employee's ability to perform his services under this Agreement; or

             (iv) if (x) the PBT (as defined in APPENDIX X to SCHEDULE 2.03(A) of the Purchase Agreement) of the RR-JT8 Division in any Payment Year is less than 50% of the Target amount for such Payment Year.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any Bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this Section 5(c).

         (d) GOOD REASON. During the Employment Period, the Employee may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "GOOD REASON" shall mean:

             (i) the assignment to the Employee of any duties materially inconsistent with Employee's position, duties and responsibilities as set forth in Section 3(a) of this Agreement or any action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose (x) any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith, (y) the relocation of the Business after the Closing Date and (z) any action by the Company or any circumstances which are remedied by the Company within sixty (60) days of receiving written notice thereof by the Employee particularly describing the actions or circumstances; or

             (ii) any failure by the Company to comply with any of the provisions of Sections 3(c) through 3(i) of this Agreement regarding the Employee's compensation, benefits, vacation, holidays and sick leave other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and any action of the Company or any circumstances which are remedied by the Company within sixty (60) days of receiving written notice thereof by the Employee particularly describing the actions or circumstances; or

             (iii) the Company requiring the Employee to be based at any office or location other than that described in Section 3(b) of this Agreement, except for travel reasonably required in the performance of Employee's responsibilities.

In the event that the Employee terminates his employment for good reason as defined in this Section 5(d), the Company shall (i) pay the Employee's Salary through the remainder of the term of this Agreement, payable when the Salary would otherwise have been paid to the Employee; (ii) continue to pay the Employee an amount equal to the Employee's Annual Company Bonus under Section 3(c)(ii) above, through the remainder of the term of the Agreement, payable when such bonus would otherwise have been paid to the Employee; and (iii) to the extent permissible under Kellstrom's medical plans then in effect, continue to provide the Employee with medical insurance in effect at the time of the termination of the employment.

         (e) VOLUNTARY TERMINATION. The Employee agrees to provide the Company with 15 days' notice prior to voluntarily terminating his employment (other than for "good reason" as defined in Section 5(d) above). At the end of such 15-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any annual Company Bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5(e).

         (f) ADDITIONAL PAYMENTS UNDER PURCHASE AGREEMENT. Anything contained in this Agreement to the contrary notwithstanding, the termination of this Agreement for any reason, whether pursuant to the terms and conditions of this Agreement or otherwise, at law or in equity, prior to its expiration by its terms shall not affect the Employee's right to receive and retain all Additional Payments to which he is entitled under the Purchase Agreement, except to the extent specifically set forth therein.

         6. CONFIDENTIALITY.

         (a) ACKNOWLEDGEMENT AND PURPOSES. The Employee acknowledges that, with respect to ITC, he has learned, developed and had access to, and with respect to the Company and Kellstrom during the Employment Period, he will learn, develop and have access to, Confidential Information relating to the business and affairs of the Company and Kellstrom. As used in this Agreement, "CONFIDENTIAL INFORMATION" shall mean all trade secrets and other confidential information concerning the business and affairs of ITC, the Company and Kellstrom including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations, and information relating to the products or services, whether patentable or not, but shall not include information contained in books and records constituting "Excluded Assets," as defined in the Purchase Agreement.

         The Company, ITC and Kellstrom are engaged in a highly competitive business; their competitive position depends in great measure upon the ability to develop or acquire and maintain the confidentiality of Confidential Information; and they have expended and are likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information. Based upon the foregoing, the Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company and Kellstrom.

         (b) RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION. The Employee agrees and covenants as follows:

             (i) All documents and other materials made or compiled by or made available to the Employee prior to the date hereof by ITC or during the Employment Period by the Company and Kellstrom and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company and Kellstrom, respectively and shall, at the request of the Company or Kellstrom, be delivered to the Company or Kellstrom by the Employee immediately upon the conclusion of his engagement as an Employee. Except as required in connection with the services to be performed hereunder, the Employee agrees not to remove from the Company's premises, without permission, any papers or drawings belonging to the Company, including those prepared or worked on by him. The Employee will treat as trade secrets all Confidential Information acquired by him prior to the date hereof with respect to ITC or during the Employment Period with respect to the Company and Kellstrom, and shall not at any time use any Confidential Information for his own benefit nor disclose it or any part of it to any other person, firm or corporation not connected with the Company (A) without the prior written consent of the Company or (B) unless such disclosure is required by law or in response to a legal order or (C) unless such Confidential Information has become generally available to the public other than through the breach the Employee of the terms hereof.

             (ii) All ideas, reports, and other creative works conceived by the Employee during the Employment Period and relating to Confidential Information, shall be disclosed to the Company and shall be the sole property of the Company.

         7. NON-COMPETITION. The Employee agrees that during the Employment Period and for two (2) years after the Employment Period he will not, anywhere in the world, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company or Kellstrom as of the date of termination of his employment, or of the Company, Kellstrom or ITC for any time prior thereto.

         Notwithstanding anything in this Agreement to the contrary, (a) in the event that it is finally determined under the procedure set forth in Section
2.03 of the Purchase Agreement, or agreed to by Kellstrom that Kellstrom is required to pay to Company the Additional Payments (as defined in Schedule 2.03 to the Purchase Agreement), and Kellstrom is in default of such payments, or
(b) if Employee leaves the employ of the Company for good reason (as defined in Section 5(e) of this Agreement), the non-competition provisions set forth herein shall terminate.

         Nothing herein contained, however, shall restrict the Employee from:

         (x) making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or Kellstrom and does not involve the record or beneficial ownership of more than 2% of the equity interests in such business or enterprise;

         (y) owning shares of capital stock of FSI, currently owned by the Employee, and serving as a director or as an officer of FSI so long as the Employee's acting as a shareholder, director and officer of FSI do not, together with any activities under clause (z) below, materially interfere with the Employee's duties and obligations under this Agreement and Employee shall not invest in any Debt Financing (as defined in the Purchase Agreement) or Equity or Equity Equivalent Securities (as defined in the Purchase Agreement) of FSI other than his ownership of shares of capital stock of FSI as of the date hereof, without the prior written consent of Kellstrom; and

         (z) owning an equity interest (without otherwise being materially involved so long as such non-material involvement, together with any activities under clause (y) above, does not materially interfere with the Principal's duties and obligations under this Agreement) in any entity which owns rights to the so-called "AirFoil Recast" technology so long as such entity is not utilizing the so-called "AirFoil Recast" technology in connection with the refurbishing or repair of jet, turbo prop or other aircraft engines or jet, turbo prop or other aircraft engine parts, or any other aircraft parts.

         Termination of this Agreement or the provisions of this Section 7 shall in no way affect or diminish the obligations of the Employee pursuant to the non-competition requirements contained in the Purchase Agreement.

         8. RESTRICTION ON SOLICITATION. The Employee agrees that during the Employment Period and for two (2) years thereafter he will not:

             (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or Kellstrom to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or Kellstrom;

             (ii) directly or indirectly approach any such employee for these purposes;

             (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

             (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company or Kellstrom shall be, a customer of the Company or Kellstrom to become a customer for the same or similar products which it purchased from the Company or Kellstrom, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         9. REMEDIES. The Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of Section 6, 7 or 8 of this Agreement, the Company or Kellstrom would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, the Employee agrees that in such event, in addition to any other remedies which the Company or Kellstrom may have in law or in equity for money damages or other relief, the Company or Kellstrom shall be entitled to temporary and/or injunctive relief, without the necessity of proving damages, to enforce the provisions hereof.

     10. BOARD OF DIRECTORS. The Employee shall be elected as a member of the Board and to the executive committee of the Company, if any, during the term (including any renewals thereof) of this Agreement. All material decisions regarding the Business (as defined in the Purchase Agreement) of the Company, including the possible relocation of the Business following the Closing, shall be taken by the Board and executive committee of the Company thereof, if any. In addition, the parties anticipate, without intending to be legally bound hereby, that the Employee's counsel will be sought on all material business matters relating to the Business of the Company following the Closing (as defined in the Purchase Agreement).

     11. SUCCESSORS. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. The Company may assign its rights and obligations hereunder, provided that the Company will require the assignee to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such assignment had taken place.

     12. BINDING ARBITRATION. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration in New York, New York under the rules then obtaining of the American Arbitration Association in the State of New York.

         13. MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:


          If to the Company, to:

          Integrated Technology Holdings Corp.
          14000 Northwest 4th Street
          Sunrise, Florida 33325

          Attn:  Chief Executive Officer
          Telecopier:

          If to the Employee, to:

          Gideon Vaisman
          22 Woodland Drive
          Tenafly, New Jersey 07670

or to such other address as either party shall have furnished to the other in accordance herewith.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (f) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (g) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

         (h) This Agreement has been duly authorized by all required action on behalf of the Company, is a valid and binding obligation of the Company, is enforceable against the Company in accordance with its terms, and does not violate the Company's Certificate of Incorporation, by-laws, or any material agreement to which the Company is a party or by which it may be bound, or any laws or regulations applicable to the Company.

         (i) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                        INTEGRATED TECHNOLOGY
                                        HOLDINGS CORP.

                                        By:
                                           ------------------------------------
                                           Zivi R. Nedivi
                                           President


                                        EMPLOYEE

                                        ---------------------------------------
                                        Gideon Vaisman


                  The undersigned, Kellstrom Industries, Inc., hereby guarantees all payments and obligations of the Company and its assignees under this Agreement. Nothing herein shall constitute a waiver by Kellstrom Industries, Inc. of any defense that the Company may have as a result of a breach by the Employee of his obligations under this Agreement.


                                        KELLSTROM INDUSTRIES, INC.

                                        By:
                                           ------------------------------------
                                           Zivi R. Nedivi
                                             President and
                                             Chief Executive Officer